EXHIBIT

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                              AMENDMENT NUMBER ONE
                                     to the
                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2000
                                      among
                   DLJ MORTGAGE ACCEPTANCE CORP., as Depositor
                      DLJ MORTGAGE CAPITAL, INC., as Seller
                    WILSHIRE CREDIT CORPORATION, as Servicer
                                       and
                      THE CHASE MANHATTAN BANK, as Trustee


         This AMENDMENT NUMBER ONE is made and entered into this 1st day of March, 2001, by and among DLJ MORTGAGE ACCEPTANCE CORP., as the depositor (the "Depositor"), DLJ MORTGAGE CAPITAL, INC., as the seller (the "Seller"), WILSHIRE CREDIT CORPORATION, as the servicer (the "Servicer") and THE CHASE MANHATTAN BANK, as the trustee (the "Trustee"), in connection with the Pooling and Servicing Agreement dated as of September 1, 2001 among the above mentioned parties (the "Agreement"), relating to the issuance of the DLJ Mortgage Acceptance Corp., DLJ Mortgage Pass-Through Certificates, Series 2000-S4. This amendment is made pursuant to Section 10.01 of the Agreement.

         1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. The definition of "Special Hazard Loss" set forth in Section 1.01 of the Agreement is hereby amended effective as of the date hereof by replacing such definition in its entirety with the following:

         "SPECIAL HAZARD LOSS: With respect to any Liquidated Mortgage Loan, (A) Any Realized Loss incurred on a Mortgage Loan, to the extent that such Realized Loss was attributable to direct physical damage to a Mortgaged Property, but not including any loss caused by or resulting from (1) any loss of a type covered by a standard form of hazard insurance policy in the jurisdiction where the Mortgaged Property is located, (2) any loss of a type covered by a flood insurance policy, if the Mortgaged Property is located at origination in a federally designated flood zone, or (3) ordinary wear and tear, and (B) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies."

         3. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.




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         IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer and the
Trustee, have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.

                                    DLJ MORTGAGE ACCEPTANCE CORP.,
                                    as Depositor


                                             By:      /s/ Helaine Hebble
                                                      ---------------------
                                             Title:   Senior Vice President

                                    DLJ MORTGAGE CAPITAL, INC.,
                                    as Seller


                                             By:      /s/ Peter Principato
                                                      --------------------
                                             Title:   Vice President

                                    WILSHIRE CREDIT CORPORATION,
                                    as Servicer


                                             By:      /s/ Mark H. Peterman
                                                      --------------------
                                             Title:   Assistant Secretary

                                    THE CHASE MANHATTAN BANK,
                                    as Trustee

                                             By:      /s/ Mary Boyle
                                                      --------------------
                                             Title:   Vice President


Consent by:

CREDIT SUISSE FIRST BOSTON CORPORATION,
as Class A-S Certificateholder

         By:      /s/ Peter Principato
                  --------------------
         Title:   Vice President


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